POWER OF ATTORNEY
The undersigned hereby constitutes and appoints each of Jean Carandang, Tom Dolan, and Manisha K. Merchant, or any of them signing singly, the undersigned's true and lawful attorney-infact (with full power of substitution and revocation in each) to:
1. Execute for and on behalf of the undersigned, any and all statements and reports required or permitted to be filed by the undersigned, in any and all capacities, under Section 16 ( a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the "Act") with respect to the beneficial ownership of the securities of Southern California Bancorp
(the "Company"), including without limitation Forms 3, 4, and 5; .
2. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such statements and reports and file such statements and reports, with all amendments, supplements, and exhibits thereto, with the Securities and Exchange Commission, and/or any stock exchange or similar authority and to deliver copies thereof to the Company; and
3. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on beha~f of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve such attorney-in-fact's discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, and hereby ratifies and confirms all that such attorney-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
In the event that any attorney-in-fact appointed hereunder is no longer employed by the Company or its affiliates, the Power of Attorney and all authority conferred hereby shall be immediately terminated with respect to such attorney-in-fact. This Power of Attorney shall otherwise remain in full force and effect until the undersigned is no longer required to file statements and reports under Section 16 (a) of the Act with respect to holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this __ day of ___ _____ 2023
By:/s/  Rainer David
Name: Rainer David